UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

TON Strategy Company

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3024 Sierra Juniper Ct
Las Vegas, Nevada	89138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TONX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 9, 2025, TON Strategy Company (the “Company”) received a letter (the “Letter”) from the staff at the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined that the Company failed to comply with Nasdaq’s shareholder approval requirements set forth in Nasdaq Listing Rule 5635(b) (the “Rule”) in connection with the Company’s August 7, 2025 (the “Closing Date”), issuance of shares of common stock (“Common Stock”) (and pre-funded warrants to purchase shares of Common Stock) pursuant to that certain subscription agreement, dated August 3, 2025, among the Company, certain subsidiaries of the Company and certain investors (the “PIPE Financing”).

The Letter recites that, on the Closing Date, significant changes in the composition of the Company’s senior management and Board of Directors occurred, including the appointment of a new Executive Chairman, the Company entered into a long-term advisory agreement with an entity controlled by the Executive Chairman, and the Executive Chairman, through Kingsway Capital Limited partners and its affiliates, acquired common stock representing approximately 19.99% ownership and voting power of the outstanding Common Stock.

The Letter states that the Company was required to obtain shareholder approval under the Rule prior to the issuance of shares in the PIPE Financing, which the Letter states resulted in a change of control of the Company, but that the Company failed to do so. Based upon the advice of outside advisors for the PIPE Financing, the Company believed when consummating the PIPE Transaction that it complied with the Rule.

The Letter has no immediate effect on the Company’s continued listing on Nasdaq, subject to the Company’s compliance with other continued listing requirements. Pursuant to the Nasdaq Listing Rules, the Company has 45 calendar days to submit a plan to regain compliance. The Company is currently exploring its options to respond to Nasdaq and intends to work closely and expeditiously with Nasdaq in an effort to resolve this matter. The Company intends to submit, within the requisite period, a plan to regain compliance under the Nasdaq Listing Rules. If the plan is accepted, Nasdaq may grant the Company an extension of 180 calendar days from the date of the Letter to evidence compliance. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with the applicable listing requirements.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s intention to work with Nasdaq and submit a plan to regain compliance with Nasdaq’s rules and the timing thereof. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Important factors that may affect actual results or outcomes include, but are not limited to: Nasdaq’s acceptance of the Company’s compliance plan and the duration of any extension that may be granted by Nasdaq; uncertainties associated with the Company’s ability to regain compliance with Nasdaq listing requirements and remain listed on Nasdaq;  and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the Securities and Exchange Commission (the “SEC”), and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2025	TON Strategy Company

	By:	/s/ Veronika Kapustina
	Name:	Veronika Kapustina
	Title:	Chief Executive Officer